EXHIBIT 10.13
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                         MORTGAGE AND SECURITY AGREEMENT
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         KNOW ALL MEN BY THESE PRESENTS that PRESSTEK, INC., a Delaware corporation having its principal office at 55 Executive Drive, Hudson, New Hampshire 03051 (hereinafter collectively with its successors, legal representatives, and assigns referred to as "Mortgagor") for consideration paid by CITIZENS BANK NEW HAMPSHIRE, a New Hampshire guaranty savings bank having an office at 875 Elm Street, Manchester, New Hampshire 03101 (hereinafter collectively with its successors, legal representatives, assigns and participants, if any, referred to as "Mortgagee"), for itself and acting as agent for the Lenders under the terms of that certain Credit Agreement dated as of even date herewith (as it may be amended from time to time, the "Credit Agreement"), by and among the Debtor, Lasertel Inc., as Guarantor, the Mortgagee, as Agent and Lender, and the banks that are parties thereto as Lenders from time to time (the "Lenders"), the receipt and sufficiency of which Mortgagor does hereby acknowledge, hereby grants, bargains, sells, conveys and assigns to Mortgagee, with MORTGAGE COVENANTS:

         The premises located in Hudson, County of Hillsborough, New Hampshire, as more particularly described in Schedule A attached hereto and made a part hereof, together with all buildings, structures, replacements, and other improvements now or hereafter situated thereon, together with all rents, issues, profits, privileges, easements, rights of way, licenses, appurtenances, and other appurtenant rights thereto; all right, title and interest of Mortgagor in and to the land lying within any street or roadway adjoining the subject property; all right, title and interest of Mortgagor in and to any vacated or hereafter vacated streets or roads adjoining the subject property; and all right, title and interest of Mortgagor in and to all air and riparian rights associated with, belonging to or inuring to the benefit of the subject property (all of the foregoing collectively, the "Premises");

         AND transfers, assigns, sets over and grants a first priority security interest in the following (collectively, the "Personal Property");

         (1) All fixtures, machinery and all other tangible personal property used in the buildings and other improvements on the Premises, now or hereafter owned by the Mortgagor and now affixed or to be affixed to, or now or hereafter located upon, the Premises, including all appurtenant easements. The foregoing shall include, without limitation, all machinery, plant, plumbing, heating, lighting, refrigerating, ventilating and air conditioning apparatus and equipment, elevators and elevator machinery, boilers, tanks, motors, sprinkler and fire extinguishing systems, alarm systems, screens, awnings, screen doors, storm and other detachable windows and doors, perennial flowers, signage, and other equipment, machinery, furniture and furnishings, fixtures, and articles of personal property now and hereafter owned by
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the Mortgagor and now and hereafter affixed to, placed upon or used in connection with the operation of the Premises, and all other purposes whether or not included in the foregoing enumeration, together with cash proceeds and non-cash proceeds of all of the foregoing, all of which are covered by this Mortgage, whether or not such property is subject to prior conditional sales agreements, chattel mortgages or other liens, excepting inventory and personal property to be consumed or sold in the normal course of business of the Mortgagor. If the lien hereof on any fixtures or personal property is subject to a conditional sales agreement or chattel mortgage or security agreement covering such property, then upon the occurrence of an Event of Default hereunder all the rights, title and interest of the Mortgagor in and to any and all deposits made thereon or therefor are hereby assigned to the Mortgagee, together with the benefit of any payments now or hereafter made thereon. There are also transferred, set over and assigned to the Mortgagee, its successors and assigns, all conditional sales agreements, leases, and use agreements of machinery, equipment and other personal property of the Mortgagor in the categories hereinabove set forth and now and hereafter affixed to, placed upon or used in connection with the operation of the Premises under which the Mortgagor is the owner, lessee, or licensee of, and the Mortgagor agrees to execute and deliver to the Mortgagee specific separate assignments thereof to the Mortgagee of such leases and agreements when requested by the Mortgagee; and nothing herein shall obligate the Mortgagee to perform any obligations of the Mortgagor under such leases or agreements, unless it so chooses, which obligations the Mortgagor hereby covenants and agrees to well and punctually perform;

         (2) All of the Mortgagor's right, title and interest in and to any governmental approvals, licenses, franchises, permits, grants, etc. with respect to the Premises, including, but not limited to, all approvals, licenses, and permits for the use and occupancy of the Premises, to the extent permitted by law;

         (3) All eminent domain awards made and insurance proceeds paid with respect to the Premises;

         (4) All books, records, contracts, management contracts, and other general intangibles relating to Mortgagor's operation of the Premises;

         (5) All plans, specifications, contracts, warranties and survey plans relating to the construction, use or occupancy of the Premises;

         (6) Any and all additions, accessions, substitutions or replacements to or for any of the foregoing;

         (7) Any and all products and proceeds of any or all of the foregoing, including, without limitation, cash and cash equivalents, tax refunds and the proceeds, including interest, of insurance policies providing coverage against the loss or destruction of or damage to any of such collateral;

         (8) All of the Mortgagor's after-acquired property of the kinds and types described in the foregoing paragraphs;

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         (9) All rents, instruments, security deposits, issues and profits, revenues, royalties, bonuses, rights and benefits under any and all leases or tenancies now existing or hereafter created with respect to the Premises or any part thereof; and

         (10) All judgments, awards of damages, insurance proceeds and settlements hereafter made as a result or in lieu of any taking of the Premises or any interest therein or part thereof under the power of eminent domain or for any damage or casualty (whether caused by such taking or otherwise) to the Premises or any part thereof, including any award for change of grade of streets;

(collectively, the Premises and the Personal Property are hereinafter sometimes referred to as the "Mortgaged Property");

         FOR THE PURPOSE OF SECURING the following obligations of Mortgagor to Mortgagee and the Lenders:

         (1) Payment of (a) the principal sum of THIRTY-FIVE MILLION AND 00/100 DOLLARS ($35,000,000.00) under a certain revolving line of credit loan (the "Revolving Line of Credit Loans"), or so much thereof as may be advanced and readvanced from time to time pursuant and subject to the terms and conditions of the Credit Agreement; and (b) the principal sum of FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00) under a certain term loan (the "Term Loans" and, collectively with the Revolving Line of Credit Loan, the "Loans"), or so much thereof as may be advanced pursuant and subject to the terms and conditions of the Credit Agreement; together with interest and other charges thereon as provided in the Mortgagor's promissory notes of even date evidencing such Loans (such notes, together with any subsequent extensions, renewals, modifications, substitutions or replacements thereof, are collectively hereinafter referred to as the "Notes");

         (2) Payment of such sums expended or advanced by Mortgagee in accordance herewith to protect the security, priority or validity of this Mortgage; and

         (3) Due, prompt and complete observance, performance, fulfillment and discharge by Mortgagor of each and every obligation, covenant, condition, warranty, agreement and representation contained in the Notes, this Mortgage, the Credit Agreement, Mortgagor's assignment of leases and rents respecting the Premises, and any other document, instrument or agreement given by Mortgagor as additional security for the payment of the indebtedness hereby secured, or otherwise executed in connection therewith (all of the foregoing, together with any extensions, renewals, modifications, amendments, substitutions or replacements thereof, are hereinafter collectively referred to as the "Loans Documents").

         PROVIDED, NEVERTHELESS, that this Mortgage is granted upon the express condition, that if the Mortgagor pays to the Mortgagee and Lenders all amounts due under the Notes, this Mortgage and the other Loans Documents, then this Mortgage shall be void. Otherwise it shall remain in full force and effect.

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         1. Representations, Warranties, and Covenants of the Mortgagor. In
addition to the MORTGAGE COVENANTS, the Mortgagor represents, warrants, covenants, and agrees with the Mortgagee and Lenders as follows:

         (a) Power and Authority. The Mortgagor has full power, authority, and legal right to execute and deliver the Mortgage and the other Loans Documents and to consummate the transactions contemplated herein without the consent or approval of any third party, court or governmental body or other third party; and, the execution and delivery of the Mortgage and the other Loans Documents and the consummation of the transactions contemplated herein will not conflict with or result in a breach of the terms of any agreement or law or order of any court or governmental body;

         (b) Title. Upon the recording hereof, Mortgagor is the lawful owner of the Mortgaged Property seized and possessed thereof in its own right in fee simple, has full power and lawful authority to grant and convey the same in manner aforesaid; the Mortgaged Property is free and clear from any encumbrance whatsoever, except for the exceptions identified in the Mortgagee's title insurance commitment issued to and accepted by Mortgagee insuring this Mortgage (the "Permitted Encumbrances"); Mortgagor shall warrant and defend the same to the Mortgagee against the lawful claims and demands of any person or persons whatsoever; Mortgagor will not cause or permit any lien to arise against the Mortgaged Property which is superior to the lien or security interest granted herein;

         (c) Payment and Performance. Mortgagor shall pay the Notes hereby secured and interest thereon as the same shall become due and payable, and also any other indebtedness that may accrue to the Mortgagee under the terms of this Mortgage and the other Loans Documents, and shall perform all other covenants, undertakings and agreements set forth herein and in the other Loans Documents;

         (d) Insurance. Mortgagor shall obtain and keep in force, with one or more insurers acceptable to Mortgagee, such insurance as Mortgagee may from time to time specify by notice to Mortgagor, including, as a minimum, insurance providing (i) commercial general liability (including death or bodily injury and property damage coverage) with a broad form coverage endorsement and a combined single limit of at least Five Million Dollars ($5,000,000.00), and (ii) protection against fire, "extended coverage" and other "All Risk" perils, including, if specifically required by Mortgagee, flood, if in a flood hazard area, with a full replacement cost endorsement (such cost to be subject to annual review and increased if necessary so as to provide coverage at all times in an amount necessary to restore the Mortgaged Premises to the condition existing just prior to the destruction or damage) and a waiver of subrogation endorsement. All fire and casualty insurance policies shall include the standard mortgagee clause for the State of New Hampshire naming Mortgagee as the first mortgagee with loss payable to Mortgagee as such mortgagee and all other policies shall name Mortgagee as an additional insured. All insurance policies shall not be cancelable or modifiable without thirty (30) days prior written notice to Mortgagee and shall not have more than a Five Thousand Dollar ($5,000.00) deductible for any single Casualty. Mortgagor shall provide Mortgagee with evidence of compliance with

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this Paragraph, in such forms (including original policies and certificates) as required from time to time by Mortgagee, upon notice from Mortgagee or in any event at least fifteen (15) days prior to the expiration date of any policy required hereunder, each bearing notations evidencing the prior payment of premiums or accompanied by other evidence satisfactory to Mortgagee that such payment shall be delivered by Mortgagor to Mortgagee.

         Mortgagor shall keep, observe and satisfy, and not suffer violations of, the requirements of insurance companies and any bureau or agency which establishes standards of insurability affecting the Mortgaged Property, and pertaining to acts committed or conditions existing thereon.

         Upon foreclosure of this Mortgage or other transfer of title or assignment of the Mortgaged Property in discharge, in whole or part, of the indebtedness secured hereby, all right, title and interest of Mortgagor in and to all policies of insurance required by this Paragraph shall inure to the benefit of and pass to Mortgagee;

         (e) Taxes and Assessments. The Mortgagor will pay, before the same become delinquent or any penalty attached thereto for nonpayment, all taxes, condominium association assessments, and other assessments and charges of every nature that may now or hereafter be levied or assessed, upon the Premises or any part thereof, or upon the rents, issues, income or profits thereof, whether any or all of said taxes, assessments or charges be levied directly or indirectly, and will pay, before the same become delinquent or any penalty attached thereto for the nonpayment, all taxes which by reason of nonpayment create a lien prior to the lien of the Mortgage; and will thereupon submit to the Mortgagee such evidence of the due and punctual payment of such taxes, etc. as the Mortgagee may require;

         (f) Maintenance of the Premises. The Personal Property is in good working order and condition, and to the best of Mortgagor's knowledge, the Premises are free from structural defects. The Mortgagor will keep the Mortgaged Property protected in good order, repair and condition (reasonable wear and tear and casualty insured against excepted) at all times, promptly replacing any part thereof which may become lost, destroyed or unsuitable for use; and will not commit or suffer any strip or waste of the Mortgaged Property, or any violation of any law, regulation, ordinance or contract affecting the Mortgaged Property, will not commit or suffer any demolition, removal or material alteration of the Mortgaged Property without the written consent of the Mortgagee. Mortgagor will afford the Mortgagee the opportunity to inspect the Mortgaged Property at any time upon reasonable prior notice; and Mortgagor, its officers, agents, and representatives shall fully cooperate with Mortgagee, its agents, and representatives in conducting such inspection. The Mortgagor shall maintain and preserve the parking areas, passageways and drives, now or hereafter existing on the Premises, and, without prior written consent of the Mortgagee, which shall not be unreasonably withheld, no building or other structure other than those currently in existence on the Premises shall be erected thereon and no additions to existing buildings shall be erected, except as contemplated by the Credit Agreement, without the prior written consent of the Mortgagee;

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         (g) Real Estate Tax and Insurance Escrow. The Mortgagor shall, upon request therefor by the Mortgagee, which request may be withdrawn and remade from time to time at the discretion of the Mortgagee, pay to the Mortgagee on a monthly basis as hereafter set forth a sum equal to the municipal and other governmental real estate taxes, personal property taxes, other assessments next due on the Mortgaged Property and all premiums next due for fire and other casualty insurance required of the Mortgagor hereunder, less all sums already paid therefor, divided by the number of months to lapse not less than one (1) month prior to the date when said taxes and assessments will become delinquent and when such premiums will become due, provided such request shall only be made following the occurrence of an Event of Default hereunder. Such sums as estimated by the Mortgagee shall be paid with monthly payments of principal and/or interest due pursuant to the terms of the Notes and such sums shall be held by the Mortgagee to pay said taxes, assessments and premiums before the same become delinquent. The Mortgagor agrees that should there be insufficient funds so deposited with the Mortgagee for said taxes, assessments and premiums when due, it will upon demand by the Mortgagee promptly pay to the Mortgagee amounts necessary to make such payments in full; any surplus funds may be applied toward the payment of principal and/or interest on the Notes (such payment shall not be subject to any prepayment penalty or premium) or credited toward future such taxes, assessments and premiums. If the Mortgagee shall have commenced foreclosure proceedings, the Mortgagee may apply such funds toward the payment of the Mortgage indebtedness without causing thereby a waiver of any rights, statutory or otherwise, and specifically such application shall not constitute a waiver of the right of foreclosure hereunder. The Mortgagor hereby assigns to the Mortgagee all the foregoing sums so held hereunder for such purposes;

         (h) Books and Records. The Mortgagor shall maintain full and correct books and records showing in detail the earnings and expenses of the Mortgaged Property in accordance with generally accepted accounting principles, and full and accurate entries of all dealings and transactions relating to the Mortgaged Property, and will permit the Mortgagee and its agents, accountants and representatives to examine said books and records and all supporting vouchers and data any time from time to time upon request by the Mortgagee;

         (i) Financial Statement and Reports. Mortgagor shall furnish to Mortgagee the financial statements and reports required under the Credit Agreement;

         (j) Other Proceedings. If any action or proceeding shall be commenced, excepting an action to foreclose the Mortgage or to collect the debt hereby secured, to which action or proceeding the Mortgagee is made a party by reason of the execution of the Mortgage or the Notes, or in which it becomes necessary to defend or uphold the lien of the Mortgage, all reasonable sums paid by the Mortgagee for the expense of any litigation to prosecute or defend the rights and lien created hereby, including attorneys' fees, shall be paid by the Mortgagor on demand, together with interest thereon from date of demand at the rate specified in the Notes, and any such sum, and the interest thereon, shall be immediately due and payable and be secured hereby, having the benefit of the lien hereby created, as a part thereof and of its priority. The Mortgagee shall give the Mortgagor prompt notice of the initiation of any such action or proceeding;

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         (k) Consent to Release, Etc. Without affecting the liability of the
Mortgagor or any other person (except to the extent such liability is expressly modified in writing or except for any person expressly released in writing) for payment of any indebtedness secured hereby or for performance of any obligation contained herein or in the other Loans Documents, and without affecting the rights of the Mortgagee with respect to any security not expressly released in writing, the Mortgagee may at any time and from time to time, either before or after the maturity of the Notes and without notice or consent:

                  (i) Release any person liable for payment of all or any part of the indebtedness evidenced by the Notes or for performance of any obligation contained in the other Loans Documents;

                  (ii) Make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Notes indebtedness, or modifying or waiving any obligation in the Loans Documents, or subordinating, modifying or otherwise dealing with the lien or charge hereof;

                  (iii) Exercise or refrain from exercising or waive any right the Mortgagee may have hereunder, in the other Loans Documents, or by law;

                  (iv) Accept additional security of any kind; or

                  (v) Release or otherwise deal with any property, real or personal, securing the indebtedness, including all or any part of the Premises;

         (l) Leases. The terms and conditions pursuant to which all leases and rents respecting the Premises are assigned to Mortgagee are set forth in the assignment of leases and rents of even date from Mortgagor to Mortgagee;

         (m) Due on Sale. This Mortgage is not assignable or assumable and if all or any part of the Mortgaged Property is sold, transferred, or otherwise conveyed, without Mortgagee's prior written consent, then the Mortgagee may, at its option, require immediate payment in full of all sums secured by this Mortgage (for purposes of this paragraph, a net lease having a term of fifty
(50) years or more shall constitute a sale);

         (n) Liens and Other Mortgages. The Mortgagor shall not grant any other mortgage, lien or security interest in the Mortgaged Property without Mortgagee's prior written consent which shall not be unreasonably withheld;

         (o) Underground Tanks. The Mortgagor will comply with applicable laws and regulations relating to the inspection and replacement of underground fuel storage tanks located on the Premises including without limitations, New Hampshire Water Supply and Pollution Control Commission Regulation WS-411, et seq.

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         (p) Flood Hazard; Hazardous Materials. The Premises are not located in an "area of Special Flood Hazard", as that term is defined in the National Flood Insurance Act of 1968 (as amended and supplemented by the Flood Disaster Protection Act of 1973), and, to the Mortgagor's knowledge, except as may be set forth in any environmental site assessment report which the Mortgagee has obtained and accepted as a condition precedent to the granting of the Loanss, a copy of which has been delivered to the Mortgagee, the Premises do not contain any oil, hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants (collectively, "Hazardous Materials"), as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act and the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, or any similar state or local law, (including, but not limited to, New Hampshire Revised Statutes Annotated Chapters 147-A, 147-B, and 147-C et seq.), or in any regulations promulgated pursuant thereto, or in any other applicable law (collectively, "Hazardous Waste Laws"), or any asbestos, in violation of Hazardous Waste Laws. The Mortgagor covenants to comply with the requirements of all Hazardous Waste Laws and to promptly notify the Mortgagee of the commencement or threat to commence any enforcement action by any federal or state environmental agency relative to the presence in or on the Premises of any materials, the use, storage, transportation or disposal of which is regulated by the Hazardous Waste Laws (and immediately to notify Mortgagee if at any future time there is a discharge, deposit, injection, dumping, spilling, leaking, incineration or placing of any Hazardous Materials into or on the Premises or if, at any time, the use, generation, storage, treatment, disposal, or transportation of any Hazardous Materials in, on, to, or from the Premises is in violation of any law). The Mortgagor hereby covenants to protect, indemnify, and hold the Mortgagee harmless from and against all loss, cost, damage and liability, including attorneys' fees and costs of litigation, suffered or incurred by the Mortgagee on account of the presence of any Hazardous Materials in, on, or under the Premises, including, without limitation, any such loss, cost, damage or liability arising from a violation of any Hazardous Waste Laws, except for fines or penalties incurred by Mortgagee for its failure to comply with any lawful order from an environmental agency directed to Mortgagee. The Mortgagor covenants not to permit any tenants or other occupants of the Premises to use any portion or all of the Premises for the use, generation, treatment, storage, disposal, or transportation of Hazardous Materials, except with the prior written consent of the Mortgagor and in compliance with all applicable laws and regulations. The Mortgagee, at its election and in its sole discretion but upon notice to Mortgagor, may (but shall not be obligated to) cure any failure on the part of Mortgagor or any occupant of the Premises so as to comply with the foregoing and any all applicable laws in furtherance thereof following notification from any federal or state environmental agency of a violation and intent to commence an enforcement action, including, without limitation (i) arrange for the clean up or containment of Hazardous Materials found in, on, or near the Premises and pay for such clean up and containment costs and costs associated therewith; (ii) pay on behalf of Mortgagor or any occupant of the Premises, any fines or penalties imposed on Mortgagor or any occupant by any federal, state, or local governmental agency or authority in connection with such Hazardous Materials; and (iii) make any other payment or perform any other act which may prevent a release of Hazardous Materials, facilitate the clean up thereof, and/or prevent a lien from attaching to the Premises. Any partial exercise by Mortgagee of the remedies hereinabove set forth or any partial undertaking on the part of Mortgagee to cure Mortgagor's failure or any

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failure by an occupant of the Premises to comply with all applicable laws, shall not obligate Mortgagee to complete the actions taken or require Mortgagee to expend further sums to cure Mortgagor's or any such occupants' non-compliance; neither shall the exercise of any remedy operate to place upon the Mortgagee any responsibility for the operation, control, care, management or repair of the Premises, or make the Mortgagee the "operator" or "owner" of the Premises within the meaning of the Hazardous Waste Laws. The Mortgagee, by making any such payment or incurring any such costs, shall be subrogated to any rights of the Mortgagor or any occupant on the Premises to seek reimbursement from any third parties, including without limitation, the predecessor in interest to the Mortgagor's title or a predecessor to the occupant's use of the Premises who may be a "responsible party" under the Hazardous Waste Laws, in connection with the presence of such materials in, on or near the Premises. The Mortgagee, in the reasonable exercise of its discretion and with reasonable notice under the circumstances, may, at any time, without regard to whether Mortgagor is in default, cause one or more environmental assessments of the Premises to be undertaken. The Mortgagor shall be obligated to pay for any such environmental assessment only if conducted following the occurrence of an Event of Default. Environmental assessments may include a detailed visual inspection of the Premises, including, without limitation, all storage areas, storage tanks, drains, drywells, and leaching areas, as well as the taking of soil samples, surface water samples, and ground water samples, and such other investigation or analysis as is necessary or appropriate for a complete assessment of the compliance of the Premises and the use and operation thereof with all Hazardous Waste Laws;

         (q) Future Advances. Future advances from the Mortgagee and Lenders, if any, shall be secured by this Mortgage as evidenced by the Notes secured hereby;

         (r) Compliance with Laws, Etc. The Premises and the Mortgagor's use and occupancy thereof comply in all material respects with all applicable zoning, building, condominium, environmental, and other laws, ordinances, and regulations. The Mortgagor has no knowledge of any claim of any violation of any such legal requirements. The Mortgagor will comply, and will cause any tenant or person occupying the Premises to comply, with all applicable laws, regulations, covenants, rules, ordinances, statutes, codes, permits, orders and decrees applicable to the Mortgagor, the Mortgaged Property, or the use, occupancy or condition of the Premises. The Mortgagor, if an entity other than a natural person, will, so long as the indebtedness secured hereby remains outstanding, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as such an entity under the laws of the state of its incorporation or creation including, without limitation, the payment of all fees and other charges required in connection therewith. The Mortgagor shall have the right to contest by appropriate legal proceedings, but without cost or expense to the Mortgagee, the validity of any laws, ordinances, orders, rules, regulations and assessments affecting the Mortgagor or the Mortgaged Property if compliance therewith may legally be held in abeyance without the sufferance of any charge, lien or liability against the Mortgaged Property, and the Mortgagor may postpone compliance therewith until the final determination of any such proceedings, provided they shall be prosecuted with due diligence and dispatch, and if any lien or charge is incurred, the Mortgagor may, nevertheless, make the contest and delay compliance,

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provided the Mortgagee is furnished with security reasonably satisfactory to it against any loss or injury by reason of such noncompliance or delay;

         (s) Mechanics Liens, Etc. The Mortgagor will pay or bond off, as the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or on the revenues, rents, issues, income and profits arising therefrom. The Mortgagor will not create or permit to be created and will promptly discharge or bond off any mortgage, lien, or charge on the Mortgaged Property or on the interest of the Mortgagor or the Mortgagee therein, and the Mortgagor will do or cause to be done everything necessary so that the lien hereof shall be fully preserved, at the cost of the Mortgagor, without expense to the Mortgagee;

         (t) No Homestead Interest. The Premises are commercial property and there is no homestead interest in the Premises;

         (u) Further Assurances. Mortgagor shall promptly upon request of
Mortgagee: (i) correct any defect, error or omission which may be discovered in the contents of this Mortgage or any other Loans Document or in the execution or acknowledgment thereof; and/or (ii) execute, acknowledge, deliver and record or file such further instruments and do such further acts, in either case as may be necessary, desirable or proper in Mortgagee's opinion to (x) protect and preserve the first and valid lien and security interest of this Mortgage on the Mortgaged Property or to subject thereto any property intended by the terms thereof to be covered thereby, including, without limitation, any renewals, additions, substitutions or replacements thereto; or (y) protect the interest and security interest of Mortgagee in the Mortgaged Property against the rights or interests of third parties. Mortgagor hereby appoints Mortgagee as its attorney-in-fact, coupled with an interest, to take the above actions and to perform such obligations on behalf of Mortgagor, at Mortgagor's sole expense, if Mortgagor fails to comply fully with this Paragraph;

         (v) Indemnity. Mortgagor shall indemnify, defend and hold harmless Mortgagee from and against, and, upon demand, reimburse Mortgagee for, all claims, demand, liabilities, losses, damages, judgments, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon, asserted against or incurred or paid by Mortgagee by reason of, on account of or in connection with, any bodily injury or death or property damage occurring in, upon or in the vicinity of the Mortgaged Property through any cause whatsoever, or asserted against Mortgagee on account of any act performed or omitted to be performed under the Loans Documents or on account of any transaction arising out of or in any way connected with the Mortgaged Property or the Loans Documents, except as a result of the willful misconduct or negligence of Mortgagee. Mortgagor shall indemnify and repay Mortgagee immediately upon demand for any expenditures or amounts advanced (other than advances of principal under the Notes) by Mortgagee at any time under the Loans Documents; and

         (w) Appraisals. Mortgagor shall upon demand reimburse Mortgagee for the reasonable costs of all appraisals of the Mortgaged Premises required by Mortgagee .

         2. Payments by the Mortgagee. If the Mortgagor shall neglect or refuse to keep the Property in good repair, to maintain and pay the premiums for insurance which may be required under Paragraph 1(d) or to pay and discharge all taxes, assessments, charges and liens of every nature and to whomever assessed, as provided for in Paragraphs 1(e) and 1(s), the Mortgagee may, at its election, cause such repairs to be made, obtain such insurance or pay said taxes, assessments, charges and liens, and any amounts paid as a result thereof, together with interest thereon at the rate of interest specified in the Notes secured hereby from the date of payment, shall be immediately due and payable by the Mortgagor to the Mortgagee, and until paid shall be added and become part of the principal debt secured hereby (but shall not be subject to any prepayment penalty or premium if repaid by Mortgagor prior to maturity of the Notes), and the same may be collected as a part of said principal debt in any suit herein or upon the Notes; or the Mortgagee, by the payment of any tax, assessment or charge, may, if it sees fit if allowed by law, be thereby subrogated to the rights of the state, county, city, town and all political or governmental subdivisions. No such advances shall be deemed to relieve the Mortgagor of any default hereunder or impair any right or remedy consequent thereon, and the exercise of the rights to make advances granted in this paragraph shall be optional with the Mortgagee and not obligatory, and the Mortgagee shall not in any case be liable to the Mortgagor for a failure to exercise any such right. The Mortgagee shall have no responsibility with respect to the legality, validity and priority of any such claim, lien, encumbrance, tax, assessment and premium, and of the amount necessary to be paid in satisfaction thereof.

         3. Casualties and Takings.

         (a) Notice to Mortgagee. In the case of any act or occurrence of any kind or nature which results in damage, loss or destruction to the Mortgaged Property (a "Casualty"), or commencement of any proceedings or actions which might result in a condemnation or other taking for public or private use of the Mortgaged Property or which relates to injury, damage, benefit or betterment thereto (a "Taking"), Mortgagor shall immediately notify Mortgagee describing the nature and the extent of the Casualty or the Taking, as the case may be, if in excess of $25,000. Mortgagor shall promptly furnish to Mortgagee copies of all notices, pleadings, determinations and other papers in any such proceedings or negotiations.

         (b) Repair and Replacement. In case of a Casualty or Taking, Mortgagor shall promptly restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its quality, utility, value, condition and character immediately prior to the Casualty or the Taking, as the case may be, regardless of whether Insurance Proceeds or Taking Proceeds (defined below) are sufficient, provided that the Mortgagee makes available for such purpose any Insurance Proceeds or Taking Proceeds (less the Mortgagee's costs, if any, of recovery or settlement) on the terms set forth in subparagraph (c), below.

         (c) Proceeds.

                           (i) Collection. Mortgagor shall use its best efforts to collect the maximum amount of insurance proceeds payable on account of any Casualty ("Insurance Proceeds"), and the maximum award or payment or compensation payable on account of any Taking ("Taking Proceeds"). In the case of a Casualty, Mortgagee may, at its sole option, make proof of loss to the insurer if not made promptly by Mortgagor. Mortgagor shall not settle or otherwise compromise any claim for Insurance Proceeds or Taking Proceeds without Mortgagee's prior written consent.

                           (ii) Assignment to Mortgagee. Mortgagor hereby assigns, sets over and transfers to Mortgagee all Insurance Proceeds and Taking Proceeds and authorizes payment of such Proceeds to be made directly to Mortgagee which shall, upon Mortgagor's written request, apply such proceeds or portion thereof to the portion or portions of the Premises damaged or destroyed or, if a Taking, such portion or portions not taken (the "Work"), on the following terms and conditions:

                                    (A) Mortgagor shall have provided plans and
                           specifications for the Work which have been approved by Mortgagee, as well as the general contractor and principal subcontractors and suppliers, and the Work shall restore the Premises to at least the same economic value as prior to the Casualty or Taking;

                                    (B) Mortgagee shall be satisfied that the
                           Insurance or Taking Proceeds are sufficient to complete the Work or, if insufficient, Mortgagor has deposited with Mortgagee sufficient additional funds to complete the Work;

                                    (C) The Work can be completed within nine
                           (9) months of the receipt of the Insurance Proceeds of Taking Proceeds but in no event later than the maturity date of the Notes; and

                                    (D) The Insurance or Taking Proceeds shall
                           be disbursed as the Work progresses in installments upon application to Mortgagee in accordance with such procedures as it may reasonably establish subject to the requirements that Mortgagee is satisfied at all times that it has sufficient funds remaining from such proceeds to complete the Work, and that such certifications, lien waivers, releases, affidavits, and title updates are delivered to Mortgagee as it may reasonably require . Any portion of Insurance or Taking Proceeds remaining after payment of the costs of the Work may be applied by Mortgagee in its sole discretion to pay down the principal balance of the indebtedness secured hereby, provided such payment shall not be subject to any prepayment premium or penalty contained in the Notes. The foregoing notwithstanding, Mortgagee shall not be obligated hereunder to disburse any Insurance or Taking Proceeds to repair, rebuild, or restore the Premises, and may apply such proceeds to payment of the indebtedness secured hereby, either in whole or in part, in an order determined by Mortgagee in its sole unfettered discretion if an Event of Default that cannot be cured by the repair, restoration, and/or rebuilding of the Premises shall have occurred and remains uncured as of the date of the Casualty or Taking or anytime thereafter prior to completion of the Work.

         Mortgagee shall not be a trustee with respect to any Insurance Proceeds or Taking Proceeds, and shall maintain Insurance Proceeds or Taking Proceeds in a separate interest bearing account. If any portion of the indebtedness secured hereby shall thereafter be unpaid, Mortgagor shall not be excused from the payment thereof in accordance with the terms of the Loans Documents. Mortgagee shall not, in any event or circumstance, be liable or responsible for failure to collect or exercise diligence in the collection of any Insurance Proceeds or Taking Proceeds.

         4. Events of Default. The following events shall be deemed "Events of Default" hereunder:

         (a) Failure by Mortgagor to make any payment when due or within the applicable grace period, if any, under the Notes;

         (b) Mortgagor defaults in the observance or performance of any covenant, warranty, or agreement required to be observed or performed by it under this Mortgage (other than a payment default referenced in subparagraph (a) above) and fails to cure such default within thirty (30) days after written notice from Mortgagee, or such longer period as is reasonably required to effect such cure so long as Mortgagor promptly commences and diligently pursues such cure, and provided that the Mortgagor shall not be entitled to any cure period or a continuance or extension thereof if the existence or continuance of such default has an immediate material adverse affect upon the Mortgagor or the Mortgaged Property;

         (c) Any representation or warranty or statement of fact made to Mortgagee at any time by Mortgagor is false or misleading or becomes false or misleading in any material respect when made;

         (d) The occurrence of a default or an event of default under the Credit Agreement, any other Loans Document (exclusive of this Mortgage), or any other mortgage and security agreement by and between Mortgagor and Mortgagee of near or even date herewith, and lapsing of the applicable grace period, if any (and provided that all grace or cure periods provided under this Mortgage shall run concurrently with all grace and cure periods provided under the Credit Agreement or the Loans Documents);

         (e) Mortgagor shall be in default under any other obligation owed to Mortgagee, whether now existing or hereafter arising, which has not been cured within the applicable grace period, if any, or shall be in default under any other obligation owed to a third party which default has a material adverse effect on the financial condition of Mortgagor or on the value of the Mortgaged Property and the grace period, if any, for curing such default has expired;

         (f) Uninsured loss, theft, damage, or destruction of any substantial portion of any of the Mortgaged Property which materially impairs its value to the Mortgagor and the Mortgagee either as to any individual piece of Mortgaged Property or in the aggregate;

         (g) Proceedings shall be commenced or an order, judgment or decree shall be entered, without the application, approval or consent of the Mortgagor, in or by any court of competent jurisdiction, relating to the bankruptcy, dissolution, liquidation, reorganization of the Mortgagor or the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, and such proceedings, order, judgment or decree shall continue undischarged or unstayed for a period of sixty (60) days;

         (h) The Mortgagor shall (1) apply for or consent to the appointment of a receiver, trustee or liquidator of it or any of its property, (2) make a general assignment for the benefit of creditors, (3) be adjudicated as bankrupt or insolvent, (4) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation under any law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute, or (5) offer or enter into any composition, extension or arrangement seeking relief or extension of its debts;

         (i) One or more final judgments, decrees or orders shall be entered against Mortgagor and all such judgments, decrees or orders shall not have been satisfied, vacated, dismissed, or stayed or bonded pending appeal (or other contest by appropriate proceedings) within thirty (30) days from the entry thereof;

         (j) Mortgagor ceases to exist by reason of dissolution, liquidation or merger or consolidation with or into another entity or, if the Mortgagor is a natural person, the Mortgagor dies or becomes incompetent, unless within sixty
(60) days of the death of a Mortgagor the estate of the deceased Mortgagor lawfully acknowledges and assumes in writing its liability under the Notes, and such estate satisfies all of the covenants previously imposed on the deceased Mortgagor and at all times thereafter complies with the covenants previously imposed upon the deceased Mortgagor; or

         (k) Pursuant to one or more judgments, decrees, orders, or other proceedings, whether legal or equitable, any attachment, execution or other writ is levied upon any material part of the property or assets of Mortgagor and is not satisfied, dismissed or stayed (including stays resulting from the filing of an appeal) within thirty (30) day;

         Upon the occurrence of any Event of Default, then the full principal sum or unpaid balance of the debt secured hereby, together with interest and all advances, if any, shall, at the option of the Mortgagee, or its successors or assigns, immediately become due and payable, whereupon the Mortgagee, or its successors or assigns, may forthwith exercise all of the rights and remedies provided in this Paragraph and Paragraphs 5, 6, and 7 hereinbelow, as well as in any of the other Loans Documents, or available to the Mortgagee at law or in equity, including without limitation the STATUTORY POWER OF SALE. Notwithstanding any other provisions set forth herein and without limitation thereof, this Mortgage is upon the STATUTORY CONDITIONS for any breach of which, not cured within the grace period, if any, provided above for such default, the Mortgagee shall have the STATUTORY POWER OF SALE pursuant to New Hampshire RSA Chapter 479.

         5. Possession by Mortgagee.

         (a) If the Mortgagee shall take possession of the Mortgaged Property as permitted hereby, then in addition to, and not in limitation of, the Mortgagee's STATUTORY POWER OF SALE, the Mortgagee may:

                  (i) hold, manage, operate, and lease the Mortgaged Property to the Mortgagor or to any other entity on such terms and for such period(s) of time as the Mortgagee may deem proper, and the provisions of any lease made by the Mortgagee pursuant hereto shall be valid and binding upon the Mortgagor notwithstanding the fact that the Mortgagee's right of possession may terminate or this Mortgage may be satisfied of record prior to the expiration of the term of such lease;

                  (ii) make such alterations, additions, improvements, renovations, repairs, and replacements to the Mortgaged Property as the Mortgagee may reasonably deem necessary to preserve and protect the value of its collateral;

                  (iii) remodel such improvements so as to make the same available in whole or in part for business purposes in order to preserve and protect the value of the Mortgagee's collateral;

                  (iv) collect the rents, issues, and profits arising from the Mortgaged Property, past due and thereafter becoming due, and apply the same, in such order of priority as the Mortgagee may determine, to the payment of all charges and commissions incidental to the collection of rents, the management of the Mortgaged Property, and thereafter to the obligations secured hereby, and all sums or charges required to be paid by the Mortgagor hereunder; and

                   (v) take any other action the Mortgagee deems necessary or appropriate in its sole discretion to preserve, protect, or improve the Mortgaged Property in order to preserve and protect the value of the Mortgagee's collateral;

         (b) All monies advanced by the Mortgagee for the above purposes and not repaid out of the rents collected shall immediately and without demand be repaid by the Mortgagor to the Mortgagee, together with interest thereon at the same rate as provided in the Notes, and shall be added to the principal indebtedness secured hereby;

         (c) The taking of possession and the collection of rents by the Mortgagee as described above shall not be construed to be an affirmation of any lease of the Mortgaged Property or any part thereof, and the Mortgagee, or any purchaser at any foreclosure sale, may terminate any such lease at any time, whether or not such taking of possession and collection of rents has occurred,; and

         (d) Mortgagor hereby releases Mortgagee from liability for losses or damages which Mortgagor may incur as a result of Mortgagee taking possession of the Mortgaged Property and exercising and performing its rights and duties otherwise set forth in this Paragraph, except for such losses or damages resulting from Mortgagee's gross negligence or willful misconduct.

         6. Foreclosure of Premises Pursuant to Statutory Power of Sale.

         (a) Upon an Event of Default, the Mortgagee or its legal representatives or assigns may, on such terms and conditions as the Mortgagee deems appropriate in its sole discretion and pursuant to the STATUTORY POWER OF SALE, sell the Premises by public sale as provided herein and in N.H. RSA 479:25-27-a, as such statutes may be amended from time to time;

         (b) If the Mortgagee invokes the POWER OF SALE, the Mortgagee shall without further demand upon the Mortgagor, auction the Premises or any estate therein, in one or more parcels, in one or more sales, to the highest or most responsible bidder for cash or other consideration acceptable to the Mortgagee, such auction to be held upon the Premises;

         (c) The deed given by reason of a power of sale foreclosure shall convey to the purchaser an indefeasible title to the Premises or tracts, parcels or other interests therein sold, discharged of all rights of redemption with respect to this Mortgage by the Mortgagor, or any person claiming from or under Mortgagor. The Mortgagee shall apply the proceeds of such sale first to any prior encumbrance, then to all costs of notice and sale of the Premises, including reasonable attorneys', accountants' and appraisers' fees, then to any and all accrued but unpaid interest due to the Mortgagee under the Notes, then to the principal indebtedness evidenced by the Notes and thereafter to its Other Indebtedness secured hereby. Any excess may, unless objected to by the Mortgagor, be paid to others having a lien on the Premises not having priority over this Mortgage and, if none, then to the Mortgagor. If objected to by Mortgagor, Mortgagee may interplead such excess with a court of competent jurisdiction for a judicial determination of the party or parties entitled to payment of such excess, with Mortgagee's costs of the interpleader action (including attorneys' fees) to be paid by Mortgagor and secured hereby. The Mortgagor shall be liable for any deficiency;

         (d) In the event of foreclosure, at the option of the Mortgagee, the interest of each of the Mortgagor and the Mortgagee herein may be sold as a single unit together with such personal property, furniture, furnishings, fixtures, machinery, and equipment as may secure the Notes or be secured by the Loans Documents;

         (e) If the provisions of the Uniform Commercial Code as adopted by the State of New Hampshire or by the State in which the Premises are located ("UCC") apply to any property or security given to secure the indebtedness secured hereby which is sold with or as a part of the Premises, or any part thereof, at one or more foreclosure sales, any notice required under such provisions shall be deemed commercially reasonable and fully satisfied by the notice provided to be given hereby in execution of the POWER OF SALE; and

         (f) The Mortgagee may resort to any remedies and the security given by the Loans Documents in whole or in part, and in such portions and in such order as may seem best to Mortgagee in its sole discretion, and Mortgagor waives all rights to a marshalling of its assets.

         7. UCC Sale of Personal Property. The Mortgage is intended to be and is a security agreement and financing statement with respect to the Personal Property pursuant to, and in accordance with, the terms of the UCC. Upon an Event of Default, the Mortgagee may, at its discretion, require the Mortgagor to assemble the Personal Property and make it available to the Mortgagee at a place reasonably convenient to both parties to be designated by the Mortgagee. The Mortgagee shall give the Mortgagor notice, by registered mail, postage prepaid, of the time and place of any public sale of any of the Personal Property or of the time any private sale or other intended disposition thereof is to be made by sending notice to the Mortgagor at least ten (10) days before the time of the sale or other disposition, which provisions for notice the Mortgagor and the Mortgagee agree are reasonable; provided, however, that nothing herein shall preclude the Mortgagee from proceeding as to both the Personal Property and the Premises, in accordance with the Mortgagee's rights and remedies in respect of the Premises. The Mortgagee shall have all of the remedies of a secured party under the UCC as now in effect, and such further remedies as may from time to time hereafter be provided in New Hampshire for a secured party. The Mortgagor agrees that all rights of the Mortgagee as to the Personal Property and the Premises may be exercised together or separately and further agrees that in exercising its power of sale as to the Personal Property and the Premises, the Mortgagee may sell the Personal Property or any part thereof, either separately from or together with the sale of the Premises or any part thereof, all as the Mortgagee may in its discretion elect. Mortgagor warrants, for UCC purposes, that its principal place of business is in Manchester, New Hampshire.

         8. Joint and Several Liability. If the Mortgagor be more than one party, such parties shall be jointly and severally liable under any and all obligations, covenants and agreements of the Mortgagor contained herein or in any of the other Loans Documents, and any reference herein to "Mortgagor" shall mean and refer to such parties individually and collectively.

         9. General Provisions. The Mortgagor and the Mortgagee further agree that:

         (a) Waivers.

                  (i) Except as otherwise specifically provided in this Mortgage, the Notes and the other Loans Documents, the Mortgagor waives demand, notice of any action taken in reliance on this Mortgage, and all other demands and notices of any description;

                  (ii) No delay or omission on the part of the Mortgagee in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or of any other right or remedy under this Mortgage. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

         No single or partial exercise of any power hereunder shall preclude other or future exercise thereof or the exercise of any other right; and

                  (iii) That receipt and disposition of rents, income of the Mortgaged Property, insurance proceeds, eminent domain awards, or any other sums under the provisions of the Loans Documents by the Mortgagee shall not be a waiver or release of any rights of the Mortgagee, including but not limited to, the right of foreclosure or acceleration of the Notes, whether such receipt or disposition shall be before or after exercise of any such rights.

         (b) Binding Agreement. This Mortgage shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns; provided, however, that any assumption of any obligations of Mortgagor hereunder shall not constitute a release of the party whose obligation is being assumed without the Mortgagee's prior written consent.

         (c) Amendment. This Mortgage shall not be changed in any respect except by written instrument signed by the parties hereto.

         (d) Governing Law. This Mortgage and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of the State of New Hampshire.

         (e) Severability. If any term, condition, or provision of this Mortgage or the application, thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable according to law, then the remaining terms, conditions, and provisions of this Mortgage, or the application of any such invalid or unenforceable term, condition or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition, and provision of this Mortgage shall be valid and enforced to the fullest extent permitted by law.

         (f) Headings. The descriptive headings of the sections of this Mortgage have been inserted for convenience and reference only and shall not control or affect the meaning or construction of any of the contents hereof.

         (g) Estoppel Certificate. The Mortgagor, within five (5) days after being given notice as provided below, will furnish to the Mortgagee a written statement duly acknowledged by the Mortgagor or its representative certifying the principal amount then outstanding on the Notes and certifying that no offsets or defenses exist against the Mortgage indebtedness or, if there are any alleged offsets or defenses, what are such alleged offsets or defenses.

         (h) Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be either mailed by certified or registered mail, return receipt requested, or delivered by a regularly scheduled overnight express carrier ("Overnight Carrier"), to the applicable party at the following addresses:

         If to the Mortgagor, to:

         Presstek, Inc.
         55 Executive Drive
         Hudson, New Hampshire 03051
         Attention:  Moosa E. Moosa, Vice President - Finance

         If to the Mortgagee, to:

         Citizens Bank New Hampshire
         One Trafalgar Square
         Nashua, New Hampshire 03063
         Attention:  Timothy J. Whitaker, Vice President

or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Paragraph. All such notices, requests, demands and other communication shall be deemed given and received on the earlier of:

                  (i) the date received;

                  (ii) if mailed as provided above, the date of delivery, attempted delivery or refusal of delivery, as indicated on the return receipt; or

                  (iii) if given to an Overnight Carrier for delivery, the first business day after being received by the Overnight Carrier.

         (i) Gender and Number. All words denoting gender or number shall be construed to include any other gender or number as the context and facts require.

         (j) Conflict with other Loans Documents. In the event of any conflict between the terms, covenants, conditions and restrictions contained in the Loans Documents, the term, covenant and condition or restriction which grants the greater benefit upon the Mortgagee shall control. The determination as to which term, covenant, condition or restriction is the more beneficial shall be made by the Mortgagee in its sole discretion.

         (k) Waiver of Right of Exemption. The Mortgagor, for the consideration aforesaid, hereby waives all rights of exemption in the Mortgaged Property as the same are now or here after provided by virtue of the Bankruptcy provisions of the United States Code, including, without limitation, 11 U.S.C. 522.

         (l) Rights Cumulative. All rights and remedies set forth herein and in the Loans Documents shall be cumulative and concurrent, and may be pursued, singly, successively, or together, at the Mortgagee's sole discretion, and may be exercised as often as occasion therefor shall occur; Mortgagor expressly waives the application of any doctrine of marshalling of assets.

         (m) Jury Trial Waiver. Recognizing that any dispute arising hereunder will be commercial in nature and complex, and in order to minimize the costs involved in the dispute resolution process, the undersigned hereby waives the right to a trial by jury.

         IN WITNESS WHEREOF, the Mortgagor and the Mortgagee have executed and delivered this Mortgage and Security Agreement as of this 15 day of October, 2003.

Witness:                                MORTGAGOR:

                                        PRESSTEK, INC.


/s/ James F. Scafidi                    By: /s/ Moosa E. Moosa
------------------------------              ------------------------------------
                                           Name: Moosa E. Moosa
                                           Title: Vice President - Finance


                                        MORTGAGEE:

                                        CITIZENS BANK NEW HAMPSHIRE


/s/ Thomas P. Manson                    By: /s/ Timothy J. Whitaker
------------------------------              ------------------------------------
                                            Timothy J. Whitaker, Vice President

STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

         On this the 15th day of October, 2003, before me, the undersigned officer, personally appeared Moosa E. Moosa, who acknowledged himself to be the Vice President - Finance of Presstek, Inc., a Delaware corporation, and acknowledged that he, as such officer, being authorized so to do, executed the foregoing instrument on behalf of such for the purposes contained therein.


                                         /s/ Connie L. Rakowsky
                                         ---------------------------------------
                                         Justice of the Peace/Notary Public
                                         My Commission Expires: 1/6/04


STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

         On this the 15th day of October, 2003, before me, the undersigned officer, personally appeared Timothy J. Whitaker, who acknowledged himself to be a Vice President of Citizens Bank New Hampshire, a New Hampshire banking corporation, and acknowledged that he, as such officer, being authorized so to do, executed the foregoing instrument on behalf of said banking corporation for the purposes therein contained.


                                         /s/ Connie L. Rakowsky
                                         ---------------------------------------
                                         Justice of the Peace/Notary Public
                                         My Commission Expires: 1/6/04

                                   SCHEDULE A
                                   ----------
                                Legal Description
                                -----------------

         TRACT I: [Fee in Lot 8-1] A certain tract or parcel of land, with the buildings and improvements located thereon, situate in Hudson, Hillsborough County, New Hampshire, shown as LOT 8-1 on Plan entitled "Tax Map 13, Lot 8, Subdivision Plan of Land of Digital Equipment Corporation, Executive Drive and Lowell Road prepared for Presstek/Industrial Plant" by TFMoran, Inc. and recorded as Plan 28159 (3 sheets); said Lot 8-1 being more particularly described as follows:

         Commencing at a point on the easterly side of Executive Drive on the southerly side of Lot 8-1; thence

         1.       North 08E22'38" East a distance of 150.00 feet to a point;

         2. North 81E37'22" West a distance of 50.00 feet along the end of Executive Drive to a point; thence

         3. South 79E44'22" West a distance of 535.00 feet to a point and continuing on said course 305 feet, more or less, to the bank of the Merrimack River; thence

         4. In a generally northerly direction along the bank of the Merrimack River a distance of 755 feet, more or less, to a point (the tie course being North 12E33'54" East a distance of 746.84 feet); thence

         5. South 89E57'11" East a distance of 173 feet, more or less, to a point; thence

         6.       North 35E18'16" East a distance of 54.29 feet to a point;
                  thence

         7.       North 57E24'50" East a distance of 323.05 feet to a point;
                  thence

         8.       South 69E26'29" East a distance of 571.05 feet to a point;
                  thence

         9.       South 75E00'26" East a distance of 264.82 feet to a point;
                  thence

         10.      South 08E22'38" West a distance of 760.76 feet to a point;
                  thence

         11. North 81E37'22" West a distance of 470.00 to Executive Drive at the point of beginning.

         Shown to contain 22.944 acres, more or less.

         EXCEPTING that portion of said Lot 8-1 shown as "Existing Cul-De-Sac Easement B" which was conveyed by Warranty Deed of Presstek, Inc. to the Town of Hudson which Deed was

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

delivered to the Town of Hudson but has not been recorded, said property being more particularly described as follows:

         A certain tract or parcel of land situate in Hudson, Hillsborough County, New Hampshire, shown as cul-de-sac easement "B" on a plan entitled "Southeastern Container, Inc. - Addition No. 2, Subdivision/Consolidation Plan" prepared by Allan H. Swanson, Inc. and recorded in the Hillsborough County Registry of Deeds as Plan 26916 (Sheet 2 of 7 sheets) being that portion of the cul-de-sac at the end of Executive Drive, which cul-de-sac has a 70 foot radius and which portion lies on the easterly side of Executive Drive.

         The said cul-de-sac easement "B" is also shown on a plan entitled "Subdivision Plan of Land of Digital Equipment Corporation, Executive Drive and Lowell Road, Hudson, NH prepared for Presstek/Industrial Plant" by T.F. Moran, Inc. as Plan No. 28159, and is a part of the property conveyed by Quitclaim Deed of Digital Equipment Corporation to Presstek, Inc. dated August 22, 1996, recorded at Book 5747, Page 1811.

         TRACT II: [Sewer easement appurtenant to Tract I] Certain rights and easements appurtenant to Tract I above, in a Perpetual Sewer Easement Area 15 feet wide, and the Construction Easement Area, both within Lot 8 on recorded Plan 28159, and running from the north side of Tract I above to the sewer line shown on recorded Plan 28159, all as conveyed by the Quitclaim Deed of Digital Equipment Corporation to Presstek, Inc. dated August 22, 1996 recorded at Book 5747, Page 1811 (contained within pages 2 through 5 of 14 pages of said deed).

         Property Address: 55 Executive Drive, Hudson, NH
         Tax Map/Lot #: Map 13, Lot 8-1.

         SUBJECT TO THE FOLLOWING:

1. Facts, matters, and details referenced or depicted on the Plan entitled "Tax Map 13, Lot 8-1, As-Built Plan, Executive Drive, Hudson, N.H. prepared for Presstek/Industrial Plant" dated May 29, 1997, last revised 8-19-97 and/or the Surveyor's Report of Hans-Georg Mertsch, L.L.S., P.L.S. dated 1/29/98, last revised 2/6/98.*

2. Easement from the Province of St. Mary of the Capuchin Order to the Public Service Company of New Hampshire for a 150 foot strip (includes the 100 foot strip) dated in 1969 and recorded at Book 2054, Page 115; and an Easement from Laurette M. Jacques to Public Service Company of New Hampshire for a 100 foot strip dated February 28, 1950, recorded at Book 1249, Page 462.*

3. Rights of the State of New Hampshire and/or the public, as well as the rights of riparian owners up and down the Merrimack River, in and to the bed and waters, and the land lying below the high water mark, of the Merrimack River.*

4. Conservation and Pedestrian Easement from Presstek, Inc. to the Town of Hudson dated August 29, 1996, recorded at Book 5747, Page 1825.*

5. Tract II in the Continuation of Schedule A (the sewer line easement) is subject to the terms of the Deed from Digital Equipment Corporation to Presstek, Inc. dated August 22, 1996, recorded at Book 5747, Page 1811.*

6. Easement of Presstek, Inc. to Public Service Company of New Hampshire and New England Telephone and Telegraph Company, recorded 5/5/97 at Book 5809, Page 1819; see Plan 28553.*

7.       Facts, matters and details on any one or more of the following:

         (a) recorded Site Layout Plan #28214, recorded 10/3/96, and the #28802, and the Amended Site Layout Plan, Executive Drive, Hudson, N.H. prepared for Presstek/Industrial Plan recorded as Plan 28802, shows Phases 1,2, and 3 on the Presstek lot, dated 7/26/96*;

         (b) recorded Site Layout Plan # 30055 for 2,712 sq ft addition for bulk chemical storage*;

         (c) recorded Site Layout Plan #30056 for Phase II*;

         (d) recorded Subdivision Plan #28159*.

8. Development Agreement with the Town between Presstek, Inc. and the Town of Hudson recorded at Book 5757, Page 907 regarding Lot 8-1. Provided, however, the Company, affirmatively insures the Insured, that: Phase I has been built and that the CAP fee referenced in paragraph I 4 has been paid.

9. Site Development Agreement with the Town of Hudson for Lot 13-8-1 recorded September 16, 1999 at Book 6158, Page 9 regarding 2,712 sq ft addition for bulk chemical storage.

10. Development Agreement with the Town of Hudson for Lot 1-8-1 recorded September 16, 1999, at Book 6158, Page 13 for Phase II (aka Phase 2.).

11. UCC Presstek, Inc. to Citizens Bank New Hampshire, recorded 12/24/96 at Book 5778, Page 840; all property; all assets.

12. Mortgage and Security Agreement of Presstek, Inc. to Citizens Bank New Hampshire dated February 6, 1998, recorded February 6, 1998 at Book 5900, Page 160.

13. Assignment of Leases from Presstek, Inc. to Citizens Bank New Hampshire dated February 6, 1998, recorded at Book 5900, Page 184.


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